Exhibit 10.17
SECOND AMENDMENT TO ATTORNED SUBLEASE

    This Agreement (the “Agreement”) made and effective as of the 1st day of November, 2025 by and between GTM Associates, LLC (the “Owner”), a New York limited liability company, having offices located at 535 West 24th Street, New York, New York 10011 and Neurogene Inc., a Nevada corporation (the “Tenant”), having an office at 535 West 24th Street, 5th Floor, New York 10011.
W I T N E S S E T H:
WHEREAS, Owner is the fee owner of the land and improvements located at 535 West 24th Street, New York, New York (the “Building”); and,
WHEREAS, Tenant is the tenant of the entire 5th floor in the Building (the “Premises” or “Demised Premises”) pursuant to the terms and conditions of a certain Existing Attorned Sublease more fully described in Exhibit A attached hereto;
WHEREAS, the Existing Attorned Sublease is scheduled to expire on June 30, 2026, and Tenant desires to extend the term of the Existing Attorned Sublease for an additional period, and to otherwise further amend the Existing Attorned Sublease on the terms, covenants, conditions, and provisions set forth herein below; and,
WHEREAS, Owner is prepared to extend the term of the Existing Attorned Sublease, and to otherwise further amend the Existing Attorned Sublease on the terms, covenants, conditions, and provisions set forth herein below (the Existing Attorned Sublease, as amended by this Agreement, collectively known as and referred to as the “Attorned Sublease”); and,
WHERAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Existing Attorned Sublease.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.RECITALS: The above WHEREAS provisions are incorporated herein and made a part hereof.
2.EXTENSION OF TERM:
(a)    Upon and subject to the terms, covenants, and conditions of the Existing Attorned Sublease, and except as otherwise expressly set forth herein, the term of the Existing Attorned Sublease is hereby extended for a period through January 31, 2028 (the “Expiration Date”), unless sooner terminated pursuant to any of the terms, covenants, or conditions of the Attorned Sublease or pursuant to law. As of the date hereof, all references in the Attorned Sublease to (i) the “term” or “Term” shall be deemed to include the extended period provided herein, and (ii) the “Expiration Date” (or other terms of similar import) shall mean the January 31, 2028.
(b)    Notwithstanding anything contained herein or in the Existing Attorned Sublease to the contrary, Tenant acknowledges and agrees that (i) Tenant is in

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possession of the Premises in their “as-is” condition as of the date hereof, and (ii) Owner shall not be required to perform any alterations or decorations or furnish any materials in or to the Premises to prepare the Premises for Tenant’s continued occupancy during the extended term.
(c)    Tenant hereby certifies to Owner that (i) the Existing Attorned Sublease is in full force and effect and has not been further modified or amended, (ii) to the best actual (and not imputed) knowledge of Tenant, Owner is not now in default under the Existing Attorned Sublease and Tenant has no actual (in contrast to imputed) knowledge of an event which, with notice or the passage of time or both, would constitute such a default by Owner, (iii) Owner has completed all work (if any) and made all contributions (if any) required of Owner under the Existing Attorned Sublease through the date of this Agreement, and (iv) Tenant has made no demand against Owner and has no present right to make such demand with respect to charges, liens, defenses, counterclaims, offsets, claims, or credits against the payment of rent or additional rent or the performance of Tenant’s obligations under the Existing Attorned Sublease.
(d)    Owner hereby certifies to Tenant that (i) the Existing Attorned Sublease is in full force and effect and has not been further modified or amended, (ii) to the best actual (and not imputed) knowledge of Owner, Tenant is not now in default under the Existing Attorned Sublease and Owner has no actual (in contrast to imputed) knowledge of an event which, with notice or the passage of time or both, would constitute such a default by Tenant.
3.FIXED RENT:
(a)    Modifying and supplementing the Existing Attorned Sublease, effective as of November 1, 2025, Tenant shall pay fixed annual rent for the Premises during the Term, in advance in monthly installments on the first calendar day of each month without set off (other than as provided for in the Existing Attorned Sublease or the Agreement) as follows:

PERIOD	ANNUAL FIXED RENT	MONTHLY FIXED RENT
November 1, 2025 – October 31, 2026	$342,000.00	$28,500.00
November 1, 2026 – October 31, 2027	$352,260.00	$29,355.00
November 1, 2027 – January 31, 2028	$362,827.80	$30,235.65

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If as of the date that this Agreement is fully executed, Tenant has made any payments of fixed rent for the period commencing on November 1, 2025 that are in excess of that which Tenant is obligated to pay under this the Attorned Sublease with regard to the corresponding period commencing on November 1, 2025, then such excess shall be automatically applied as a credit against Tenant’s ensuing rent obligations under the Attorned Sublease.
(b)    All additional rent and other charges payable by the Tenant under the Attorned Sublease, including without limitation the monthly payments for water charges and sewer charges, remain unchanged by this Agreement.
4.RATIFICATION OF GUARANTY: By her signature below, Guarantor Rachel McMinn consents to this Agreement and ratifies and reconfirms the existence of the Guaranty and Guarantor’s obligations thereunder with respect to the Attorned Sublease as to Owner (instead of and in place of GPB), which Guarantor confirms remain unmodified and in full force and effect extending to the terms and provisions of the Attorned Sublease.
5.BROKER: Tenant represents to Owner that Tenant has not engaged with any broker in connection with this Agreement other than Jason Benson of Jones Lang LaSalle Brokerage, Inc. (the “Broker”) and that it has not dealt with, and is not obligated to pay, any fees or commissions to any broker or finder in connection with the transaction contemplated hereby other than the fee of $15,699.34 to be paid by Owner to Broker upon presentation of an invoice for said amount following the full execution of this Agreement. Tenant hereby indemnifies and holds Owner harmless from and against any loss, cost, damage or expense (including, without limitation, attorneys’ fees, court costs and disbursements) incurred by Owner by reason of any claim of, or liability to, any broker, finder or other person other than the Broker who shall claim to have dealt with Tenant in connection with the transactions contemplated herein. Owner represents to Tenant that Owner has not engaged with any broker in connection with this Agreement and that it has not dealt with, and is not obligated to pay, any fees or commissions to any broker or finder in connection with the transaction contemplated hereby. Owner hereby indemnifies and holds Tenant harmless from and against any loss, cost, damage or expense (including, without limitation, attorneys’ fees, court costs and disbursements) incurred by Tenant by reason of any claim of, or liability to, any broker, finder or other person who shall claim to have dealt with Owner in connection with the transactions contemplated herein. This provision shall survive the expiration or earlier termination of the Existing Attorned Sublease, as modified by this Agreement.
6.RATIFICATION AND CONFIRMATION OF ATTORNED SUBLEASE: As amended, supplemented and modified by this Agreement, the Existing Attorned Sublease and all covenants, agreements, terms, provisions and conditions thereof are hereby in all respects ratified and confirmed. Any reference in the Existing Attorned Sublease to the term “Lease” or “Sublease” shall be deemed to mean the Existing Attorned Sublease, as modified and amended by this Agreement. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.
7.GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

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8.NO REPRESENTATIONS: Neither Owner nor any Owner agent has made any representations, covenants, agreements or promises with respect to any matter relating to the Premises, the condition of Owner or the Building or the conduct of Tenant’s business other than as set forth in this Agreement or the Existing Attorned Sublease.
9.ENTIRE AGREEMENT:    This Agreement constitutes the entire agreement between Owner and Tenant regarding the modification and amendment of the Attorned Sublease and supersedes all other representations, warranties, covenants and agreements relating thereto. This Agreement may not be modified, nor may any provision hereof be waived, orally, but only by a writing duly executed by both Owner and Tenant. This Agreement shall not be binding upon or enforceable against Owner or Tenant unless and until Owner and Tenant shall have executed and delivered it.
10.EXECUTION: This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original and all of which, collectively, shall constitute one agreement, it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other identical counterpart in order that one or more fully executed originals may be assembled. Each party agrees that an electronic signature to this Agreement, whether affixed digitally or transmitted by fax, email or other electronic means, is intended to authenticate such party’s writing and to have the same binding and legal effect as an original signature.
OWNER AND TENANT EACH REPRESENTS TO THE OTHER THAT IT HAS READ THIS AGREEMENT AND THE TERMS, COVENANTS, AGREEMENTS AND PROVISIONS CONTAINED HEREIN AND, ON ADVICE OF ITS COUNSEL, THAT IT HAS FULLY UNDERSTOOD AND FREELY AND VOLUNTARILY ENTERED THIS AGREEMENT.
11.CONSTRUCTION: In the event of any conflict between the provisions of this Existing Attorned Sublease and this Agreement, the provisions of this Agreement shall prevail.
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IN WITNESS WHEREOF, the parties have executed this Agreement, by their duly authorized signatories, as of the day and year first above written.

GTM ASSOCIATES, LLC

                        By:     /s/ Richard Rathe
                         Name: Richard Rathe
                         Title: Member

                        NEUROGENE INC.

                        By:    /s/ Rachel McMinn
                         Name: Rachel McMinn
                         Title: CEO

GUARANTOR (consents to ratification of Guaranty in accordance with paragraph 4 hereof)

    /s/ Rachel McMinn
RACHEL MCMINN

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Exhibit A

Existing Attorned Sublease

Sublease dated as of May 16, 2019 (the “Sublease”) by and between GPB Associates, LLC (“GPB”), as sublandlord, and Neurogene Inc. (“Tenant”), as subtenant, which Sublease incorporated by reference certain terms, covenants, conditions of that certain lease dated as of September 15, 2014 by and between GTM Associates, LLC (“Owner”) and GPB, as amended by First Amendment to Lease dated as of March 31, 2017, and further amended by Second Amendment to the Lease dated as of November 30, 2017, and further amended by Third Amendment to Lease dated as of July 14, 2021, which Sublease obligations of GPB were assumed by Owner, Tenant attorning to and recognizing Owner as its landlord under the Sublease for the remainder of the term of the Sublease pursuant to, and as modified by, that certain Assumption and Attornment of Lease and Release Agreement dated as of July 30, 2021, by and among Owner, GPB, and Tenant, and as further amended by Amendment to Attorned Sublease dated as of February 22, 2022, by and between Owner and Tenant.

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